Exhibit 10.14

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement is dated as of this 25th day of March, 2019 by and between Matthew Wolfson (the “Seller’) and Kelly Lauren Myers (the “Buyer’).

WHEREAS, the Buyer is an employee of Electromedical Technologies, Inc., a Delaware company (the “Company’”); and

WHEREAS, Previously, the Seller has orally agreed to sell 18,750 shares of his shares of the Company (the “Shares”) to the Buyer for the par price per share Seller paid for his shares of the Company; and

WHEREAS, the Seller and Buyer agree that it is in their best interest to memorialize in writing the sale of the Shares.

NOW THEREFORE, in consideration of the mutual promises, covenants, representations and warranties contained herein, and other good and valuable consideration, and with the intent that, upon consummation of the transactions contemplated herein, and upon the terms set forth herein the parties hereby agree to as follows:

1.	The Seller agrees to sell, and Buyer agrees to purchase, the Shares for $1.88.

2.	Seller represents that he has good and marketable title to the Shares.

3.	The Shares will bear a restricted legend unless registered by the Company is a S-1 Registration Statement.

4.	The Company will use its best efforts to register the Shares on Form S-1 or such other form that is legally permissible.

IN WITNESS WHEREOF., the parties have executed this Agreement as of the date first written above.

SELLER: MATTHEW WOLFSON BUYER: KELLY LAUREN MYERS

Matthew /Volfson Kelly oll ¥ 6

ELECTROMEDICAL TECHNOLOGIES, INC. AWARD AGREEMENT - 2017 EMPLOYEE AND CONSULTANT STOCK OWNERSHIP PLAN - OPTIONS

Participant Name: Kelly Lauren Myers Participant ID: N/A

Type of Option: Nonstatutory Stock Option Grant Date: March 10, 2019

Exercise Price: $0.71

Shares Granted: 56,250

Term and Vesting Date(s): Only if the participant is still a consultant or employee of Electromedical Technologies, Inc. as follows: (1) 18,750 shares on January 1, 2020; (2) 18,750 shares on January 1, 2021; and (3) 18,750 shares on January 1, 2022. If the participant is not an employee or consultant of Electromedical Technologies on the Vesting Date, the Grant shall automatically lapse and be terminated.

Expiration Date: June 30, 2022 Acceptance Date: March 11, 2019

This Award Agreement (referred to below as this “Agreement”) spells out the terms and conditions of the stock option (the “Option”) granted to you by ElectroMedical Technologies, Inc., a Delaware corporation (the “Company”), pursuant to the 2017 Employee and Consultant Stock Option Plan (the “Plan”) on and as of the Grant Date designated above. Except as otherwise defined herein, capitalized terms used in this Agreement have the respective meanings set forth in the Plan. The Plan, as in effect on the date of this Agreement and as it may be amended from time to time, is incorporated into this Agreement by this reference.

You and the Company agree as follows:

1.	Grant of Stock Option.

Pursuant to the approval and direction of the Administrator, the Company hereby grants you an Option to purchase all or any part of the number of Shares Granted set forth above of common stock of the Company, par value $0.00001 (“Common Stock”), at the per-share Exercise Price set forth above, which is 100% of the Fair Market Value of a share of Common Stock on the Grant Date, subject to the terms and conditions of the Plan and this Agreement. For the avoidance of doubt, only Incentive Stock Options, and not Nonstatutory Stock Options, will be treated as incentive stock options within the meaning of Code Section 422 and the Treasury Regulations promulgated thereunder. If you are not a resident or citizen of the United States, the Company is not liable to you for any loss, damage or liability you may incur in your country of residence by participating in the Plan and receiving this Award.

2.	Vesting/Exercise/Expiration.

The Employee or Consultant may not exercise the Option prior to each Vesting Date set forth above absent action by the Administrator to waive or alter such restrictions or as may be permitted under paragraphs 3, 4 or 5 below. Thereafter, except as hereinafter provided, the Employee or Consultant may exercise the Option, to the extent it is vested, at any time and from time to time until the close of business on the Expiration Date set forth above, subject, in the event of a Change in Control, to the Administrator’s exercise of its discretion under Section 9 of the Plan. The Option may be exercised to purchase any number of whole shares of Common Stock, except that no purchase shall be for less than ten (10) full shares, or the remaining unexercised shares, if less. Any Option is deemed to be “outstanding” until it has been exercised in full or expired pursuant to the terms of this Agreement.

3.	Forfeiture of Outstanding Options Following Termination of Service.

Without limiting Sections 3(f)(ii)-(iv) of the Plan and notwithstanding any provision of this Agreement to the contrary, your remaining rights to any Options pursuant to this Agreement, if any, shall immediately terminate if and when:

(a)	if you are an employee receiving Incentive Stock Options, during your employment with the Company, you voluntary quit or resign, or if you are terminated for Cause as determined by the Administrator, then your right to exercise your Incentive Stock Options shall terminate as of the date of you cease to be employed by the Company, subject to the right of the Administrator to extend the exercise period of this Incentive Stock Options. For purposes of this Section 3, “Cause” means any one or more of the following, as determined by the Administrator in its sole discretion:

(b)	commission of a felony or any crime of moral turpitude;

(ii)	dishonesty or material violation of standards of integrity in the course of fulfilling your employment duties to the Company or any Parent or Subsidiary;

(iii)	material violation of a material written policy of the Company or any Parent or Subsidiary violation of which is grounds for immediate termination;

(iv)	willful and deliberate failure to perform your employment duties to the Company or any Parent or Subsidiary in any material respect, after reasonable notice of such failure and an opportunity to correct it; or

(v) your failure to comply in any material respect with the Foreign Corrupt Practices Act, the Securities Act, the Exchange Act, the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and the Truth in Negotiations Act, or any rules or regulations thereunder.

(b)	if you receive either Incentive Stock Options or Nonstatutory Stock Options, you violate any obligation that you may have to the Company during or after your employment or consultancy with the Company, including but not limited to any non-competition, non-solicitation, confidentiality, non-disparagement or other restrictive covenant, to which you have agreed either orally or in writing.

4.	Exercise Process.

An Option may be exercised by giving written notice to ElectroMedical Technologies, Inc., Attention: Plan Administrator, 16561 N gond Street, Suite 101, Scottsdale, AZ 85260 (or such other address as the Company may specify). Alternatively, the Company may designate one or more third parties to administer the Option exercise process and direct you accordingly. The exercise notice (a) shall be signed by you or (in the event of your death) your legal representative, (b) shall specify the number of full shares then elected to be purchased, and (c) shall be accompanied by payment in full of the Exercise Price of the shares to be purchased. Payment may be made in cash or by check payable to the order of the Company, and such payment shall include any tax withholding obligation, as set forth in Section 8 below. Alternatively, the Administrator may allow for one or more of the following methods of exercising an Option:

(a)	Payment for shares as to which an Option is being exercised and/or payment of any federal, state, local or other tax withholding obligations may be made by transfer to the Company of shares of Common Stock you already own, or any combination of such shares and cash, having a fair market value determined at the time of exercise of the Option equal to, but not exceeding, the Exercise Price and/or the tax withholding obligation, as the case may be.

(b)	A “same day sale” transaction pursuant to which a third party (engaged by your or the Company) loans funds to you to enable you to purchase the shares and pay any tax withholding obligations, and then sells a sufficient number of the exercised shares on your behalf to enable you to repay the loan and any fees. The remaining shares and/or cash are then delivered by the third party to you.

(c)	A “net exercise” transaction, pursuant to which the Company delivers to you the net number of whole shares remaining from the portion of the Option being exercised after deduction of a number of shares of Common Stock with a Fair Market Value equal to the exercise price and a number of shares of Common Stock with a Fair Market Value equal to the amount of any tax withholding obligations.

As promptly as practicable after receipt of such notice and payment (including payment with respect to any tax withholding obligations), subject to Section 8 below, the Company shall cause to be issued and delivered to you (or in the event of your death to your legal representative, as the case may be), certificates for the shares of Common Stock so purchased. Alternatively, such shares may be issued and held in book entry form.

5.	Tax Withholding.

The Company may make such provisions and take such actions as it may deem necessary or appropriate for the withholding of any Federal, state, local income and employment taxes and other taxes required by law to be withheld with respect to this Agreement, including, but not limited to, deducting the amount of any such withholding taxes from the amount to be paid hereunder, whether in Common Stock or in cash, or from any other amount then or thereafter payable to you, or requiring you or your beneficiary or legal representative to pay to the Company the amount required to be withheld or to execute such documents as the Administrator or its designee deems necessary or desirable to enable the Company to satisfy its withholding obligations. The Company may refuse to deliver Common Stock if you, your beneficiary or legal representative fail to comply with your or its obligations under this Section. Regardless of any action the Company takes with respect to any or all income tax, social security, payroll tax, payment on account or other tax-related withholding (“Taxes”) that you are required to bear pursuant to all applicable laws, any and all Taxes are your responsibility.

6.	Limited Transferability.

You may not sell, transfer, pledge, assign or otherwise alienate or hypothecate this Agreement (any rights thereunder), whether voluntarily or involuntarily or by operation of law, other than by beneficiary designation effective upon your death, by will or by the laws of intestacy. During your lifetime this Agreement and all rights granted hereunder shall be exercisable only by you. Notwithstanding the foregoing, you may transfer this Agreement, in whole or in part, in accordance with Section 3(f)(iv) of the Plan and subject to any conditions specified by the Administrator under the Plan.

7.	Rights as Shareholder.

You shall have no rights as a shareholder of the Company with respect to the shares of Common Stock subject to this Agreement until such time as the purchase price has been paid and a certificate of stock for such shares has been issued to you or such shares of Common Stock have been recorded in your name in book entry form. Except as provided in Section 9 below, no adjustment shall be made for dividends or distributions or other rights with respect to such shares for which the record date is prior to the date on which you become the holder of record thereof. Anything herein to the contrary notwithstanding, if a law or any regulation of the Securities and Exchange Commission or of any other body having jurisdiction shall require the Company or you to take any action before shares of Common Stock can be delivered to you hereunder, then the date of delivery of such shares may be delayed accordingly.

8.	Securities Laws.

Provided the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, you hereby represent that you are acquiring the shares of Common Stock for investment and with no present intention of selling or transferring them and that you will not sell or otherwise transfer the shares except in compliance with all applicable securities laws and requirements of any stock exchange on which the shares of Common Stock may then be listed. The Company will use its best efforts to register the Option Shares on Form S-1 or such other form that is legally permissible.

9,	Change in Common Stock.

In the event of any change in Common Stock by reason of any stock dividend, recapitalization, reorganization, split-up, merger, consolidation, exchange of shares, or of any similar change affecting Common Stock, the number of shares of Common Stock subject to this Agreement and the Exercise Price shall be equitably adjusted by the Administrator.

10.	No Guarantee of Employment or Retainer.

Nothing in this Award Agreement shall interfere with or limit in any way the right of the Company or any of its subsidiaries to terminate your employment or consultancy at any time, nor confer upon you or any Employee or Consultant any right to continue in the employ of the Company or any of its Subsidiaries. No Employee or Consultant shall have a right to be selected to be granted an Option or any other Award under the Plan.

11.	Administrator Authority; Recoupment.

It is expressly understood that the Administrator is authorized to administer, construe, and make all determinations necessary or appropriate for the administration of the Plan and this Agreement, including the enforcement of any recoupment policy, all of which shal! be binding upon you and any claimant. Any inconsistency between this Agreement and the Plan shall be resolved in favor of the Plan.

12.	Amendment or Modification, Waiver.

Except as set forth in the Plan, no provision of this Agreement may be amended or waived unless the amendment or waiver is agreed to in writing, signed by you and by a duly authorized officer of the Company. No waiver of any condition or provision of this Agreement shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

13.	Governing Law and Jurisdiction. This Agreement is governed by the substantive and procedural laws of the state of Delaware. You and the Company shall submit to the exclusive jurisdiction of, and venue in, the courts in Arizona in any dispute relating to this Agreement.

14.	Conformity with Applicable Law.

If any provision of this Agreement is determined to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement or the validity, legality or enforceability of such provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

15.	Successors.

This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon your death, acquire any rights hereunder.

This Agreement contains highly sensitive and confidential information. Please handle it accordingly. Once you have read and understood this Agreement, please sign and date the document below to certify and confirm your agreement to be bound by the terms and conditions of this Agreement and to acknowledge your receipt of the disclosure documentation required by the Securities Act and Exchange Act (as applicable), the Plan and this Agreement and your acceptance of the terms and conditions of the Stock Option Award granted hereunder.

Subject to 409A

ELECTROMEDICAL PARTICIPANT TECHNOLOGIES, INC.

By: c By: oll W/ rN
Name: Matthew Wolfson Name: Kelly Lauren Myers

Title: CEO Employee/Gensuttant (strike out as applicable)

For and on behalf of the Administrator

Date: March 11, 2019 Date: March 11, 2019

wWeadtdacecEs

wBOUTKEC RSE

S#t0

 [Sa}0N

SL e™"

Sanus 0:

NWeEM (

1PPoW NYSEAA,

eu Ul uo!

$9256 ¥> ‘UIPROW yueg (ran

007 215 “PAID 7EUNS OOTZ

OO J21U9> [FP

0002-864-008

BDIAIDS JBWOISAD INCY HT

MOVA Bud

10 Japso ayyoi Aedg

LO MOQYSW S62e SHAW ATIAM

iB TOCK PURCHASE AGREEMENT

6061-22966 VO ‘NITHOOU

fee Agreement is dated as of this 25th day of March, 2019 by and fe (the “Seller’) and Kelly Lauren Myers (the “Buyer’”).

ie yer is an employee of Electromedical Technologies, Inc., a ® ompany’); and

ie sly, the Seller has orally agreed to sell 18,750 shares of his me je “Shares’) to the Buyer for the par price per share Seller paid

ROOLGEZESE zee /e9s2-06

=. in consideration of the mutual promises, covenants, Banties contained herein, and other good and valuable Bihe intent that, upon consummation of the transactions pon the terms set forth herein the parties hereby agree to as

‘bilStfeo ™

@ sseyod 22°18

b sell, and Buyer agrees to purchase, the Shares for $1.88.

SST

18g 9 ER ‘PeprEAI saxruee 4 ALORS,

a he has good and marketable title to the Shares.

vw Unaics wi vedea restricted legend unless registered by the Company is a S-1 Registration Statement.

The Company will use its best efforts to register the Shares on Form S-1 or such other form that is legally permissible.

IN WITNESS WHEREOF., the parties have executed this Agreement as of the date first written above.

SELLER: MATTHEW WOLFSON

BUYER: KELLY LAUREN MYERS

hell, Manger

Matthew/folfson Kelly Myers )